                                                                                                                                                                                   Exhibit 99.1
Contacts:
David Baggs, Investor Relations
904-359-4812

Garrick Francis, Corporate Communications
904-359-1708

CSX Reports Strong Double Digit Earnings Growth in Fourth Quarter

Full-year Revenues Break $10 Billion Mark and
Operating Income Exceeds $2.2 Billion

Fourth Quarter and Full Year Surface Transportation Highlights:

▪	Record revenue and operating income
▪	Operating ratio improves on revenue growth and productivity
▪      Best-ever safety and customer service performance

Jacksonville, Florida (Jan. 22, 2008) – CSX Corporation [NYSE: CSX] today reported fourth quarter 2007 net earnings of $365million, or 86 cents per share, including a penny per share from insurance gains.  In the fourth quarter of last year, the company reported earnings of $347 million, or 75 cents per share, including 18 cents per share from insurance gains, a gain on Conrail property and the resolution of certain tax matters. On a reported basis, earnings per share increased 15% percent on a year-over-year basis.

“Once again, CSX delivered outstanding financial gains for our shareholders through strong improvements in safety, service and productivity,” said Michael Ward, chairman, president and CEO.  “These improvements reflect the value we are delivering for our customers, the continued momentum in our business and the strong fundamentals of our industry in an evolving transportation marketplace.”

The company’s Surface Transportation businesses produced record fourth quarter operating income of $609 million versus $505 million in the same quarter last year. These results included insurance gainsof $8 million and $27 million, respectively. On a comparable basis, excluding the insurance gains, operating income rose 26 percent on a year-over-year basis.   (See table below for reconciliation of quarter items to reported numbers.)

The significant increase in operating income resulted from strong revenue growth and productivity improvements that allowed CSX to overcome the impact of higher fuel prices.  In addition, the sustained improvements in the company’s safety record resulted in a favorable personal injury reserve adjustment for the quarter.

Full-Year Revenues Break $10 Billion Mark; Operating Ratio Best in a Decade

CSX reported full-year 2007 earnings per share of $2.99, including 29 cents per share from discontinued operations and insurance gains.  In 2006, the company reported full-year earnings per share of $2.82, including 60 cents from insurance gains, a gain on Conrail property and the resolution of certain tax matters.  On a comparable basis, excluding these items, earnings per share increased 22 percent on a year-over-year basis.  (See table below for reconciliation of full-year items to reported numbers.)

Earnings growth in 2007 was supported by Surface Transportation revenues that exceeded $10 billion for the first time in the company’s history, and record Surface Transportation operating income of more than $2.2 billion. The company’s operating ratio for the full year improved to its best level in a decade.

“By nearly every measure of safety, customer service and financial performance, CSX is the fastest-improving company in an attractive rail industry.  In fact, we now rank among the industry’s best companies in safety and service,” said Ward.  “Our performance has generated significant shareholder value and has led to the highest share price gain of any major North American railroad in the past three years.”

With momentum in the company’s performance, a strong outlook for rail transportation, and the benefits of key investments in its network, management today reaffirmed its long-term financial targets, which include double-digit growth in operating income and earnings per share, as well as a mid- to low 70’s operating ratio and free cash flow before dividends of $800 million to $1 billion by 2010.

“Our employees are continually raising the bar and creating shareholder value in both the short-term and long-term while meeting the nation’s pressing transportation needs in ways that are good for the environment and the economy,”said Ward.

GAAP RECONCILIATION [1] (Dollars in millions, except per share amounts)
	Fourth Quarter		Full Year
	2007	2006	2007	2006
Earnings Per Share Less Gain on Insurance Recoveries Less Gain on Conrail Property After-tax Less Income Tax Benefits Less Discontinued Operations	$ 0.86 (0.01) - - -	$ 0.75 (0.04) (0.06) (0.08) -	$ 2.99 (0.04) - - (0.25)	$ 2.82 (0.22) (0.06) (0.32) -
Comparable Earnings Per Share	$ 0.85	$ 0.57	$ 2.70	$ 2.22
Surface Transportation Operating Income Less Gains from Insurance Recoveries	$ 609 (8)	$ 505 (27)	$ 2,251 (27)	$ 2,126 (168)
Comparable ST Operating Income	$ 601	$ 478	$ 2,224	$ 1,958

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's Web site at www.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on January 22, 2008 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call.

A webcast of the live conference call will be available at www.csx.com in the Investors section. Following the earnings call, an internet replay of the presentation will be available. In addition, the replay will be available for download to a portable audio player or computer as an MP3 - or podcast - file. Both the replay and MP3 file can be found at www.csx.com in the Investors section and will be archived on the site for at least 30 days following the call for those unable to listen in real time.

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GAAP Reconciliation1

CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the SEC may provide users of the financial information with additional meaningful comparisons to prior reported results.

In press releases and presentation slides for stock analysts, CSX has provided Surface Transportation operating income and earnings per share adjusted for certain items, which are non-GAAP financial measures. The company’s management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided above. These non-GAAP measures should not be considered a substitute for GAAP measures.

Forward-looking statements

This press release and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

Proxy Information

CSX plans to file with the SEC and furnish to its shareholders a Proxy Statement in connection with its 2008 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2008 Annual Meeting when it becomes available, because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and other documents (when available) that CSX files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202.

CSX, its directors and named executive officers may be deemed to be participants in the solicitation of CSX’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s Annual Report on Form 10-K for the year ended December 29, 2006 and its proxy statement dated March 30, 2007, each of which is on file with the SEC.   To the extent holdings of CSX securities have changed since the amounts printed in the proxy statement, dated March 30, 2007, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed with the SEC.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.